Exhibit 99.1

Press Release

LAKELAND BANCORP ANNOUNCES CLOSING OF

ACQUISITION OF HIGHLANDS BANCORP

Oak Ridge, NJ—January 4, 2019. Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, announced that its acquisition by merger of Highlands Bancorp, Inc. (formerly OTC Pink: HSBK) (“Highlands Bancorp”), the parent company of Highlands State Bank, closed today upon the filing and effectiveness of a Certificate of Merger with the New Jersey Department of Treasury. Shortly after the merger of the holding companies, Highlands State Bank merged with and into Lakeland Bank.

Following the merger, Lakeland Bancorp will have $6.3 billion in total assets and will operate 54 branch offices throughout Bergen, Essex, Morris, Ocean, Passaic, Somerset, Sussex and Union counties in New Jersey including one branch in Highland Mills, New York; six New Jersey regional commercial lending centers in Bernardsville, Jackson, Montville, Newton, Teaneck and Waldwick; and one New York commercial lending center to serve the Hudson Valley region. Lakeland also has a commercial loan production office serving Middlesex and Monmouth counties in New Jersey. Lakeland Bank offers an extensive suite of financial products and services for businesses and consumers. Visit LakelandBank.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Lakeland Bancorp does not assume any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President and CEO

Thomas F. Splaine

EVP & CFO

973-697-2000